Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE:	May 14, 2010

For more information:

Jamie Moody

972-684-7167

moodyjam@nortel.com

Nortel Reports Financial Results for the First Quarter 2010

Financial Presentation

•	EMEA subsidiaries and entities they control (Equity Investees) continue to be presented using the equity method of accounting
•

financial position and results of operations of the Equity Investees presented net on a single line in the balance sheet and statement of operations, respectively, versus being combined gross into each individual line item

•	Discontinued operations in the first quarter of 2010 included residual ES contracts not included in the sale to Avaya; comparative periods included ES, NGS and DiamondWare businesses
•

Optical Networking and Carrier Ethernet and GSM/GSM-R businesses, to their respective divestiture dates, and residual CDMA contracts not included in the sale to Ericsson, reported as continuing operations as did not qualify for presentation as discontinued operations

•

In Q2 2010, reportable segments will be: WN, consisting of residual CDMA and GSM/GSM-R contracts; MEN, consisting of residual contracts not included in the sale to Ciena and the MSS business; CVAS; and LGN

Financial Results

•	First quarter consolidated revenues of $484 million, which excluded first quarter revenues of $180 million related to Equity Investees and $10 million related to discontinued operations
•	First quarter SG&A and R&D expenses of $280 million
•	Excluded expenses of $77 million related to Equity Investees
•	Consolidated cash balance as of March 31, 2010 was $1.9 billion and excluded Equity Investees cash of $788 million and restricted cash of $2.7 billion related to divestiture proceeds
•	Completed the divestiture of Optical Networking and Carrier Ethernet business to Ciena in the first quarter and recorded a gain of $549 million
•	Completed the divestiture of GSM/GSM-R business to Ericsson and Kapsch in the first quarter and recorded a gain of $93 million
•	Focus remains on maximizing value for stakeholders, including creditors, customers and employees

TORONTO—Nortel* Networks Corporation [OTC: NRTLQ] announced its results for the first quarter 2010. Results were prepared in accordance with United States generally accepted accounting principles (GAAP) in U.S. dollars.

As previously announced, Nortel accounts for the results of the Europe, Middle East and Africa (EMEA) subsidiaries, and entities they control (Equity Investees), by the equity method of accounting in its consolidated results. The equity method of accounting results in the financial position and results of operations of the Equity Investees being presented net on a single line in the balance sheet and statement of operations, respectively, versus being combined gross into each individual line item. All periods in this release are presented using the equity method of accounting as described above.

The Enterprise Solutions (ES) business as well as the Nortel Government Solutions (NGS) and DiamondWare businesses are presented as discontinued operations for the periods presented. The ES business for the first quarter was comprised of the residual contracts not transferred to Avaya.

The Code Division Multiple Access (CDMA), and Optical Networking and Carrier Ethernet, and Global System for Mobile communications (GSM)/GSM for Railways (GSM-R) businesses did not qualify for treatment as discontinued operations and as a result are included in continuing operations. The CDMA business for the first quarter was comprised of the residual contracts not transferred to Ericsson.

Except in the Segment Revenues section, the discussion below relates to Results from Continuing Operations under U.S. GAAP and excludes the financial results of the Equity Investees. Consistent with the way we manage our business segments, the financial information in the Segment Revenues section includes the results of the Equity Investees within each segment. Therefore, in order to reconcile the financial information for the business segments discussed below to our consolidated financial information, the net financial results of the Equity Investees must be removed.

Financial Summary

Nortel’s overall financial performance in the first quarter of 2010 was impacted by the sale of the CDMA, LTE Access and ES, NGS and DiamondWare businesses.

•

Revenues in the first quarter of $484 million, with declines year over year in all segments and in all regions. These revenues excluded first quarter revenues related to Equity Investees of $180 million and $10 million related to discontinued operations.

•	Gross margin of 27.5 percent in the first quarter, a decrease of 13.8 percentage points from the year ago quarter.
•	SG&A expense in the first quarter of $184 million, a decrease of 21.0 percent from the year ago quarter. SG&A expense in the first quarter excluded $70 million related to Equity Investees.
•	R&D expense in the first quarter of $96 million, a decrease of 58.3 percent from the year ago quarter. R&D expense in the first quarter excluded $7 million related to Equity Investees.
•

Cash balance as of March 31, 2010 was $1.9 billion and excluded Equity Investees cash of $788 million. The consolidated cash balance decreased slightly from the December 31, 2009 consolidated cash balance of $2.0 billion, which excluded Equity Investees cash of $815 million.

Segment Revenues

The financial information for our business segments includes the results of the Equity Investees as if they were consolidated, which is consistent with the way we manage our business segments, but does not include the results of discontinued operations.

As a result of the divestitures of the CDMA/LTE Access and ES businesses in the fourth quarter of 2009, beginning in the first quarter of 2010, only the residual contracts related to those businesses are included in the respective reportable segments. Beginning in the second quarter of 2010, as a result of the divestitures of the Optical Networking and Carrier Ethernet and GSM/GSM-R businesses in the first quarter of 2010, only the residual contracts related to those businesses will remain in the respective reportable segments. The MEN reportable segment will also include the multiservice switching products and related services (MSS) business. The CVAS and LGN reportable segments will continue.

Segment revenues from continuing operations were $662 million in the first quarter of 2010 compared to $1.3 billion for the first quarter of 2009, reflecting a reduction of 48.6% percent due to declines across all business segments. The reduction was primarily a result of the divestitures of the CDMA/LTE Access and ES businesses in the fourth quarter of 2009.

Segment Revenues B/(W)

	Q1 2010	YoY
Wireless Networks	$168	(70%)
Carrier VoIP and Application Solutions	154	(9%)
Metro Ethernet Networks	216	(40%)
LGN	122	(35%)
Other	4	75%

Total Segment Revenues from Continuing Operations	$664	(48%)

Discontinued Operations *	$10	(98%)

*	Includes revenues related to the discontinued operations of Equity Investees

WN revenues in the first quarter of 2010 were $168 million, a decrease of 70 percent compared with the year ago quarter with declines in all businesses. CDMA solutions revenues were significantly impacted by the divestiture of the CDMA business in the fourth quarter of 2009.

CVAS revenues in the first quarter of 2010 were $154 million, a decrease of 9 percent compared with the year ago quarter primarily due to lower sales volumes from certain customers, partially offset by favorable foreign exchange fluctuations and an increase in services contracts in the first quarter of 2010.

Metro Ethernet Networks (MEN) revenues in the first quarter of 2010 were $216 million, a decrease of 40 percent compared with the year ago quarter. Revenues were impacted by the divestiture of the Optical Networking and Carrier Ethernet business in the first quarter of 2010 and certain projects in the first quarter of 2009 that did not repeat to the same extent in 2010.

LG-Nortel Co. Ltd. (LGN) revenues in the first quarter of 2010 were $122 million, a decrease of 35 percent compared with the year ago quarter. The year over year decline was primarily in LGN Carrier, mainly due to higher sales volumes related to our 3G wireless products in the first quarter of 2009 not repeated to the same extent in 2010.

Discontinued operations revenues in the first quarter of 2010 were $10 million, a decrease of 98 percent compared with the year ago quarter as a result of the divesture of the ES, NGS and DiamondWare businesses in the fourth quarter of 2009.

Gross Margin

Gross margin was 27.5 percent of revenues in the first quarter of 2010. This compared to gross margin of 41.3 percent for the first quarter of 2009. This decrease was primarily a result of the divestiture of the CDMA/LTE Access business in the fourth quarter of 2009 and the unfavorable impacts of inventory provisions and warranty costs, partially offset by favorable foreign exchange fluctuations.

Operating Expenses

Operating Expenses B/(W)

	Q1 2010	YoY
SG&A	$184	21%
R&D	96	58%

Total Operating Expenses	$280	40%

A focus on reducing costs, and the divestiture of the CDMA/LTE Access and ES businesses in the fourth quarter of 2009, resulted in lower operating expenses compared to the year ago quarter. Operating expenses were $280 million in the first quarter of 2010 compared to $463 million for the first quarter of 2009.

SG&A expenses were $184 million in the first quarter of 2010, compared to $233 million for the first quarter of 2009. SG&A expenses excluded $70 million in the first quarter of 2010 and $132 million in the first quarter of 2009 related to Equity Investees.

R&D expenses were $96 million in the first quarter of 2010, compared to $230 million for the first quarter of 2009. R&D expenses excluded $7 million in the first quarter of 2010 and $27 million in the first quarter of 2009 related to Equity Investees.

Net Earnings

The Company reported net earnings in the first quarter of 2010 of $355 million compared to a net loss of $507 million in the first quarter of 2009.

The net earnings in the first quarter of 2010 of $355 million included reorganization items of $497 million primarily related to the gains on the divestitures of the Optical Networking and Carrier Ethernet assets to Ciena of $549 million and the GSM/GSM-R assets to Ericsson and Kapsch of $93 million, other operating income of $60 million comprised primarily of billings under transaction services agreements and other income of $61 comprised primarily of a currency exchange gain of $44 million, partially offset by interest expense of $75 million and $12 million in income tax expense.

The net loss in the first quarter of 2009 of $507 million included a loss from discontinued operations of $197 million, $122 million equity in net loss of Equity Investees, interest expense of $76 million, other expense – net of $55 million comprised primarily of a loss of $46 million due to changes in foreign exchange rates, and a loss of $22 million due to income attributable to non-controlling interests.

Cash

Consolidated cash balance as of March 31, 2010 was $1.9 billion and excluded Equity Investees’ cash of $788 million and restricted cash of $2.7 billion related to the divestiture proceeds. The consolidated cash balance decreased slightly from the December 31, 2009 consolidated cash balance of $2.0 billion, which excluded Equity Investees cash of $815 million. The decrease in the consolidated cash balance was primarily due to cash used in operating activities of $76 million, the reduction of cash and cash equivalents of deconsolidated entities of $24 million, cash used in financing activities of $13 million primarily related to dividends paid by subsidiaries to non controlling interests, partially offset by cash from investing activities of $27 million, which included proceeds from sales of businesses largely offset by proceeds from those sales recorded as restricted cash, and a net favorable foreign exchange impact of $13 million.

As previously announced, Nortel does not expect that the Company’s common shareholders or the NNL preferred shareholders will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

* * * * * *

About Nortel

For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

About Nortel

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. Nortel’s assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to the Creditor Protection Proceedings including: (a) risks associated with Nortel’s ability to: stabilize the business and maximize the value of Nortel’s businesses; obtain required approvals and successfully consummate pending and future divestitures; ability to satisfy transition services agreement obligations in connection with divestiture of operations; successfully conclude ongoing discussions for the sale of Nortel’s other assets or businesses; develop, obtain required approvals for, and implement a court approved plan; resolve ongoing issues with creditors and other third parties whose interests may differ from Nortel’s; generate cash from operations and maintain adequate cash on hand in each of its jurisdictions to fund operations within the jurisdiction during the Creditor Protection Proceedings; access the EDC Facility given the current discretionary nature of the facility, or arrange for alternative funding; if necessary, arrange for sufficient debtor-in-possession or other financing; continue to have cash management arrangements and obtain any further required approvals from the Canadian Monitor, the U.K. Administrators, the French Administrator, the Israeli Administrators, the U.S. Creditors’ Committee, or other third parties; raise capital to satisfy claims, including Nortel’s ability to sell assets to satisfy claims against Nortel; maintain R&D investments; realize full or fair value for any assets or business that are divested; utilize net operating loss carryforwards and certain other tax attributes in the future; avoid the substantive consolidation of NNI’s assets and liabilities with those of one or more other U.S. Debtors; attract and retain customers or avoid reduction in, or delay or suspension of, customer orders as a result of the uncertainty caused by the Creditor Protection Proceedings; maintain market share, as competitors move to capitalize on customer concerns; operate Nortel’s business effectively under the new organizational structure, and in consultation with the Canadian Monitor, and the U.S. Creditors’ Committee and work effectively with the U.K. Administrators, French Administrator and Israeli Administrators in their respective administration of the EMEA businesses subject to the Creditor Protection Proceedings; continue as a going concern; actively and adequately communicate on and respond to events, media and rumors associated with the Creditor Protection Proceedings that could adversely affect Nortel’s relationships with customers, suppliers, partners and employees; retain and incentivize key employees and attract new employees as may be needed; retain, or if necessary, replace major suppliers on acceptable terms and avoid disruptions in Nortel’s supply chain; maintain current relationships with reseller partners, joint venture partners and strategic alliance partners; obtain court orders or approvals with respect to motions filed from time to time; resolve claims made against Nortel in connection with the Creditor Protection Proceedings for amounts not exceeding Nortel’s recorded liabilities subject to compromise; prevent third parties from obtaining court orders or approvals that are contrary to Nortel’s interests; reject, repudiate or terminate contracts; and (b) risks and uncertainties associated with: limitations on actions against any Debtor during the Creditor Protection Proceedings; the values, if any, that will be prescribed pursuant to any court approved plan to outstanding Nortel securities and, in particular, that Nortel does not expect that any value will be prescribed to the NNC common shares or the NNL preferred shares in any such plan; the delisting of NNC common shares from the NYSE; and the delisting of NNC common shares and NNL preferred shares from the TSX; and (ii) risks and uncertainties relating to Nortel’s business including: the sustained economic downturn and volatile market conditions and resulting negative impact on Nortel’s business, results of operations and financial position and its ability to accurately forecast its results and cash position; cautious capital spending by customers as a result of factors including current economic uncertainties; fluctuations in foreign currency exchange rates; any requirement to make larger contributions to defined benefit plans in the future; a high level of debt, arduous or restrictive terms and conditions related to accessing certain sources of funding; the sufficiency of workforce and cost reduction initiatives; any negative developments associated with Nortel’s suppliers and contract manufacturers including Nortel’s reliance on certain suppliers for key optical networking solutions components and on one supplier for most of its manufacturing and design functions; potential penalties, damages or cancelled customer contracts from failure to meet contractual obligations including delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; significant competition, competitive pricing practices, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; potential higher operational and financial risks associated with Nortel’s international operations; a failure to protect Nortel’s intellectual property rights; any adverse legal judgments, fines, penalties or settlements related to any significant pending or future litigation actions; failure to maintain integrity of Nortel’s information systems; changes in regulation of the Internet or other regulatory changes; and Nortel’s potential inability to maintain an effective risk management strategy.

For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.

Note that Nortel will not be hosting a teleconference/audio webcast to discuss first quarter 2010 results.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Operations (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenues:
Products	$408	$698	$967
Services	76	96	74

	484	794	1,041

Cost of revenues
Products	325	468	582
Services	26	22	29

	351	490	611

Gross profit	133	304	430
	27.5%	38.3%	41.3%

Selling, general and administrative expense	184	158	233
Research and development expense	96	149	230

Management operating margin	(147)	(3)	(33)
	-30.4%	-0.4%	-3.2%

Amortization of intangible assets	4	4	3
Gain on sale of businesses and assets	2	1
Other operating expense (income)—net	(60)	59	(10)

Total operating expenses	226	371	456

Operating earnings (loss)	(93)	(67)	(26)
Other income (expense)—net	61	35	(55)
Interest expense
Long-term debt	(75)	(74)	(75)
Other	—	—	(1)

Earnings (loss) from operations before reorganization items, income taxes, equity in net earnings of associated companies and Equity Investees	(107)	(106)	(157)
Reorganization items—net	497	1,263	(5)

Earnings (loss) from operations before incomes taxes and equity in net earnings of associated companies and Equity Investees	390	1,157	(162)
Income tax expense	(12)	(75)	(3)

Earnings (loss) from continuing operations before equity in net earnings of associated companies and Equity Investees	378	1,082	(165)
Equity in net earnings (loss) of associated companies—net of tax	(1)	1	(1)
Equity in net earnings (loss) of Equity Investee (a)	(20)	3	(122)

Net earnings (loss) from continuing operations	357	1,086	(288)
Net earnings (loss) from discontinued operations—net of tax (b)	—	689	(197)

Net earnings (loss)	357	1,775	(485)
Income attributable to noncontrolling interests	(2)	2	(22)

Net earnings (loss) attributable to Nortel Networks Corporation	$355	$1,777	$(507)

Average shares outstanding (millions)—Basic	499	499	499
Average shares outstanding (millions)—Diluted	535	535	499

Basic earnings (loss) per common share—continuing operations	$0.71	$2.18	$(0.63)
Basic earnings (loss) per common share—discontinued operations	$0.00	$1.38	$(0.39)

Total basic earnings (loss) per common share	$0.71	$3.56	$(1.02)

Diluted earnings (loss) per common share—continuing operations	$0.67	$2.05	$(0.63)
Diluted earnings (loss) per common share—discontinued operations	$0.00	$1.29	$(0.39)

Total diluted earnings (loss) per common share	$0.67	$3.34	$(1.02)

(a) Nortel has determined that, as of the Petition Date, the presentation of the Equity Investees under the equity method of accounting was more appropriate based on the conclusion that Nortel exercises significant influence over those entities. The equity method of accounting will result in the financial position and results of operations of the Equity Investees being presented net on a single line on the balance sheet and statement of operations, respectively, versus being combined gross into each individual line item.

(b) The ES business as well as the shares of NGS and DiamondWare are presented as discontinued operations beginning with the quarter ended September 30, 2009. Accordingly, comparative periods have been recast to give effect for the changes in presentation.

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Balance Sheets (unaudited)

(U.S. GAAP; Millions of U.S. dollars, except per share amounts)

	March 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,925	$1,998
Short-term investments	—	18
Restricted cash and cash equivalents	95	92
Accounts receivable—net	486	625
Inventories—net	144	183
Deferred income taxes—net	15	24
Other current assets	272	348
Assets held for sale	117	272
Assets of discontinued operations	47	148

Total current assets	3,101	3,708

Restricted cash	2,695	1,928
Investments	118	117
Plant and equipment—net	548	688
Goodwill	10	9
Intangible assets—net	48	51
Deferred income taxes—net	14	10
Other assets	222	177

Total assets	$6,756	$6,688

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Trade and other accounts payable	$179	$294
Payroll and benefit-related liabilities	154	128
Contractual liabilities	95	93
Restructuring liabilities	4	4
Other accrued liabilities	489	660
Liabilities held for sale	112	205
Liabilities of discontinued operations	46	53

Total current liabilities	1,079	1,437

Long-term liabilities
Long-term debt	41	41
Investment in net liabilities of Equity Investees	514	534
Deferred income taxes—net	7	7
Other liabilities	156	226

Total long-term liabilities	718	808

Liabilities subject to compromise	7,565	7,358
Liabilities subject to compromise of discontinued operations	116	129

Total liabilities	9,478	9,732

SHAREHOLDERS’ DEFICIT
Common shares, without par value—Authorized shares: unlimited;	35,604	35,604
Issued and outstanding shares: 498,206,366 as of March 31, 2010 and December 31, 2009 respectively
Additional paid-in capital	3,623	3,623
Accumulated deficit	(41,522)	(41,876)
Accumulated other comprehensive income	(1,167)	(1,124)

Total Nortel Networks Corporation shareholders’ deficit	(3,462)	(3,773)

Noncontrolling interest	740	729

Total shareholders’ deficit	(2,722)	(3,044)

Total liabilities and shareholders’ deficit	$6,756	$6,688

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Condensed Consolidated Statements of Cash Flows

(U.S. GAAP; Millions of U.S. dollars)

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Cash flows from (used in) operating activities
Net earnings (loss) attributable to Nortel Networks Corporation	$355	$1,777	$(507)
Net (earnings) loss from discontinued operations—net of tax	—	(689)	197
Adjustments to reconcile net earnings (loss) to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	29	34	60
Non-cash portion of cost reduction activities	—	—	5
Equity in net earnings of associated companies—net of tax	1	(1)	1
Equity in net (earnings) loss of Equity Investees	20	(3)	122
Share-based compensation expense	—	(30)	73
Deferred income taxes	5	(6)	5
Pension and other accruals	30	107	18
Loss on sales of business and impairment of assets—net	2	—	—
Income (loss) attributable to noncontrolling interests—net of tax	2	(2)	22
Reorganization items—non cash	(530)	(1,323)	4
Other—net	53	876	(79)
Change in operating assets and liabilities: Other	(18)	297	227

Net cash from (used in) operating activities of continuing operations	(51)	1,037	148
Net cash from (used in) operating activities of discontinued operations	(25)	(923)	(28)

Net cash from (used in) operating activities	(76)	114	120

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(7)	(8)	(11)
Proceeds on disposals of plant and equipment	—	9	1
Change in restricted cash and cash equivalents	(770)	(1,901)	(29)
Decrease in short-term and long-term investments	24	6	24
Acquisitions of investments and businesses—net of cash acquired	1	(1)	—
Proceeds from sales of investments and businesses and assets—net	754	1,085	6

Net cash from (used in) investing activities of continuing operations	2	(810)	(9)
Net cash from (used in) investing activities of discontinued operations	25	885	14

Net cash from (used in) investing activities	27	75	5

Cash flows from (used in) financing activities
Dividends paid, including paid by subsidiaries to noncontrolling interests	(11)	—	—
Capital repayment to minority owners	—	(42)	—
Increase in notes payable	9	15	7
Decrease in notes payable	(9)	(17)	(48)
Repayment of capital leases	(2)	(2)	(2)

Net cash from (used in) financing activities of continuing operations	(13)	(46)	(43)
Net cash from (used in) financing activities of discontinued operations	—	—	(1)

Net cash from (used in) financing activities	(13)	(46)	(44)

Effect of foreign exchange rate changes on cash and cash equivalents	13	(1)	(34)

Reduction of cash and cash equivalents of deconsolidated subsidiaries	(24)	—	—

Net cash from (used in) continuing operations	(73)	180	62
Net cash from (used in) discontinued operations	—	(38)	(15)

Net increase (decrease) in cash and cash equivalents	(73)	142	47
Cash and cash equivalents at beginning of period	1,998	1,856	2,397
Less cash and cash equivalents of Equity Investees	—	—	(761)

Adjusted cash and cash equivalents at beginning of period	1,998	1,856	1,636

Cash and cash equivalents at end of period	1,925	1,998	1,683
Less cash and cash equivalents of discontinued operations at end of period	—	—	(29)

Cash and cash equivalents of continuing operations at end of period	$1,925	$1,998	$1,654

NORTEL NETWORKS CORPORATION

(Under Creditor Protection Proceedings as of January 14, 2009)

Consolidated Financial Information (unaudited)

(U.S. GAAP; Millions of U.S. dollars)

Segmented revenues

The following table summarizes our revenue and management operating margin by segment. The financial information for our business segments includes the results of the Equity Investees as if they were consolidated, which is consistent with the way we manage our business segments.

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Segment Revenues
Wireless Networks	$168	$375	$568
Carrier VoIP and Application Systems	154	194	169
Metro Ethernet Networks	216	327	360
LG-Nortel	122	154	188

Total reportable segments	660	1,050	1,285
Other	4	2	1

Total segment revenues	664	1,052	1,286
Less: Equity Investees revenues	$(180)	(258)	$(245)

Total consolidated revenues	$484	$794	$1,041

Management Operating Margin
Wireless Networks	55	93	60
Carrier VoIP and Application Systems	(8)	23	(18)
Metro Ethernet Networks	(9)	35	42
LG-Nortel	1	(11)	48

Total reportable segments	39	140	132
Other	(218)	(169)	(246)

Total Management Operating Margin	(179)	(29)	(114)
	-26.96%	-2.76%	-8.86%
Impact of deconsolidation of Equity Investees	(32)	(26)	(81)
Amortization of intangible assets	4	4	3
Loss on sales of businesses and assets	2	1	—
Other operating expense (income)—net	(60)	59	(10)

Total operating loss	(93)	(67)	(26)
Other income (expense)—net	61	35	(55)
Interest expense	(75)	(74)	(76)
Reorganization items—net	497	1,263	(5)
Income tax expense	(12)	(75)	(3)
Equity in net earnings (loss) of associated companies—net of tax	(1)	1	(1)
Equity in net earnings (loss) of Equity Investees	(20)	3	(122)

Net earnings (loss) attributable to Nortel Networks Corporation from continuing operations	$357	$1,086	$(288)

Geographic revenues The following table summarizes our geographic revenues based on the location of the customer for:
	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenues
United States	$245	$403	$571
EMEA (a)	13	16	6
Canada	38	97	83
Asia	158	222	301
CALA (b)	30	56	80

Total revenues	$484	$794	$1,041

(a) Europe, Middle East and Africa

(b) Caribbean and Latin America

Network Solutions revenues

The following table summarizes our revenue by segment. The financial information for our business segments includes the results of the Equity Investees as if they were consolidated, which is consistent with the way we manage our business segments.

	Three months ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenues
Wireless Networks
CDMA solutions	$12	$174	$393
GSM and UMTS solutions	156	201	175

	168	375	568
Carrier VoIP and Application Systems
Circuit and packet voice solutions	154	194	169

	154	194	169
Metro Ethernet Networks
Optical networking solutions	155	244	276
Data networking and security solutions	61	83	84

	216	327	360
LG-Nortel
LGN Carrier	75	96	155
LGN Enterprise	47	58	33

	122	154	188
Other	4	2	1

Total revenues	$664	$1,052	$1,286